Exhibit 10.2

AMENDMENT NO. 1 TO THE PROMISSORY NOTE AND THE CONVERTIBLE
PROMISSORY NOTES PURCHASE AGREEMENT

This Amendment No. 1 to the Promissory Note and the Convertible Promissory Notes Purchase Agreement (the “Amendment”), dated as of _________, 2020, is entered into by and between Leader Capital Holdings Corp., a Nevada corporation (the “Company”), and the undersigned (the “Holder”).

WHEREAS, the Company and the Holder entered into a Promissory Note, dated __________________ (the “Note”), pursuant to the Convertible Promissory Notes Purchase Agreement by and between the Company and the Holder, dated as of _____________ (the “Purchase Agreement”);

WHEREAS, the Note is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a per share price of (i) $1.00 per share if converted on or before the one year anniversary of the issuance date of the Note or (ii) $1.50 per share if converted at any time after the one year anniversary of the issuance date of the Note (both (i) and (ii), the “Conversion Price”);

WHEREAS, the Company is currently raising working capital for the Company and/or its wholly-owned subsidiary, JFB Internet Service Limited, through an offering of the Company’s Common Stock, to certain accredited investors, at a price of $0.40 per share of Common Stock (the “Ongoing Offering”); and

WHEREAS, the Company desires to amend the Note and the Purchase Agreement to reflect an updated Conversion Price consistent with the price per share of the Ongoing Offering.

NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Note.

(a) Section III of the Note is hereby amended and restated to read in its entirety as follows:

“At the sole option of Lender, all or part of the unpaid principal then outstanding may be converted into shares of restricted common stock of Borrower, at any time provided that Lender gives a seven day notice in writing; provided, further, that Lender may only convert part of the principal outstanding in increments of $10,000 or multiples of $10,000. Lender may convert the principal balance outstanding into shares of restricted common stock at a conversion price equal to $0.40 per share.”

2. Amendment to the Purchase Agreement.

(a) Section 5.2 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Lender may convert the principal balance outstanding into shares of Stock of the Company at a conversion price equal to $0.40 per share. If converted on or prior to the one year anniversary date, any shares of Stock issued will be entitled to piggyback registration rights. Lender may convert the entire principal outstanding at any time. Lender may convert part of the principal outstanding in increments of $10,000 or multiples of $10,000 at any time. The Lender shall pay any and all transfer, stamp and similar taxes which are required to be paid in connection with the issuance and delivery of the Stock upon conversion of any or all of the principal outstanding.”

3. Waiver and Consent. The Holder hereby waives any breach or violation, on or before the date hereof, of any term, representation, warranty or covenant of the Company contained in the Purchase Agreement or the Note.

4. Full Force and Effect. Except as expressly modified or waived by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Note and the Purchase Agreement shall remain in full force and effect in accordance with their respective terms and the parties hereto shall remain bound by the terms thereof.

5. Governing Law. This Amendment, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment to be executed as of the day and year as first written above.

LEADER CAPITAL HOLDINGS CORP.

By:
Name:
Title:

[HOLDER]

By:
Name:

Title (if applicable):

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